UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2022

QUANTUM FINTECH ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-40009	85-3286402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4221 W. Boy Scout Blvd.,

Suite 300

Tampa, FL 33607

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (813) 257-9366

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one redeemable Warrant	QFTA.U	The New York Stock Exchange
Common Stock, par value $0.0001 per share	QFTA	The New York Stock Exchange
Warrants, each warrant exercisable for one-half of one share of Common Stock at an exercise price of $11.50	QFTA WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01  Other Events.

As previously disclosed, on November 4, 2021, Quantum FinTech Acquisition Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”) by and among the Company, TradeStation Group, Inc., a Florida corporation (“TradeStation”), and TSG Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of TradeStation (“Merger Sub”) pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company surviving as the surviving corporation and a wholly-owned subsidiary of TradeStation (the “Business Combination”).

On August 2, 2022, the Company received a notice from TradeStation that purported to terminate the Merger Agreement pursuant to Section 12.01(c) thereof (the “Purported Termination Notice”). Section 12.01(c) provides that the Merger Agreement may be terminated by either party if the merger of the Company with Merger Sub has not occurred on or before August 1, 2022 (the “Termination Date”); provided that such termination right is not available to any party whose breach of any provision of the Merger Agreement has been the primarily cause of, or primarily resulted in, the failure of the closing of the Business Combination to occur on or before such date.

On August 2, 2022, the Company sent a letter to TradeStation stating that TradeStation is not permitted to terminate the Merger Agreement pursuant to Section 12.01(c) because TradeStation’s breaches of, and failure to perform under, the Merger Agreement are the primary cause of the failure of the closing of the Business Combination to occur on or before the Termination Date. It is the Company’s position that the Purported Termination Notice is invalid and unenforceable, and that TradeStation continues to be bound to its obligations under the Merger Agreement in all respects.

The Company and TradeStation entered into subscription agreements (collectively, the “Subscription Agreements”), each dated November 4, 2021, with certain investors (collectively, the “PIPE Investors pursuant to which, among other things, the Company agreed to issue and sell, in private placements to close immediately prior to the closing of the Business Combination, an aggregate of 12,500,000 shares of the Company’s common stock for $10.00 per share (the “Company PIPE Shares”) for an aggregate purchase price of $125.0 million, including 5,000 Company PIPE Shares to be sold to Monex Group, Inc., the sole shareholder of TradeStation. Pursuant to the terms of the Subscription Agreements, each PIPE Investor may, at its election, terminate its Subscription Agreement on or after August 1, 2022. The consummation of the investment by the PIPE Investors pursuant to the Subscription Agreements is not a condition to closing the Business Combination under the Merger Agreement.

The foregoing description of the Merger Agreement and the Subscription Agreements is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, as amended, which is included as Exhibit 2.1 to the Company’s current report on Form 8-K filed with the SEC on November 10, 2021, Exhibit 2.1 to the Company’s current report on Form 8-K filed with the SEC on December 20, 2021 and Exhibit 2.1 to the Company’s current report on Form 8-K filed with the SEC on April 28, 2022 and of the Subscription Agreements, the form of which is included as Exhibit 10.1 to the Company’s current report on Form 8-K filed with the SEC on November 10, 2021.

 Additional Information and Where to Find It

In connection with the proposed Business Combination, TradeStation intends to file a registration statement on Form S-4 (the “Registration Statement”) with the SEC with respect to TradeStation’s securities to be issued to the Company’s stockholders in connection with the proposed Business Combination, and Quantum intends to file a preliminary proxy statement/prospectus with the SEC to be used at the meeting of Quantum stockholders to approve the proposed Business Combination. After the Registration Statement has been declared effective, the Company will mail a definitive proxy statement, which will include a prospectus relating to the offer and sale of TradeStation common stock, and other relevant documents to its stockholders as of the record date established for voting on the proposed Business Combination. Company stockholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus included in the Registration Statement and any amendments thereto and the definitive proxy statement/prospectus in connection with the Company’s solicitation of proxies for its special meeting of stockholders to be held to approve, among other things, the proposed Business Combination (the “Special Meeting”), because these documents will contain important information about the Company, TradeStation and the proposed Business Combination. When available, the definitive proxy statement/ prospectus will be mailed to Company stockholders as of a record date to be established for voting on the Business Combination and the other matters to be voted upon at the Special Meeting.

The Company’s stockholders may also obtain a copy of the proxy statement/prospectus, once available, as well as other documents filed with the SEC regarding the proposed Business Combination and other documents filed with the SEC by the Company, without charge, at the SEC’s website located at www.sec.gov or by directing a request to: Quantum FinTech Acquisition Corporation, 4221 W. Boy Scout Blvd., Suite 300, Tampa, FL 33607, Attention: Investor Relations or by email at IR@qftacorp.com.

Participants in Solicitation

The Company, TradeStation, and their respective directors and officers and certain investors may be deemed participants in the solicitation of proxies of the Company stockholders in connection with the proposed Business Combination. Company stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of the Company and TradeStation in the Registration Statement. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Company stockholders in connection with the proposed Business Combination and other matters to be voted upon at its Special Meeting will be set forth in the definitive proxy statement/prospectus for the proposed Business Combination when available.

Forward-Looking Statements

This Current Report on Form 8-K contains, and certain oral statements made by representatives of the Company and TradeStation and their respective affiliates from time to time may contain, a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or our future financial or operating performance. When used in this Current Report on Form 8-K or such oral statements, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements include, without limitation, information concerning the completion of the proposed Business Combination and the timing of the Closing.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside TradeStation’s or the Company’s management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to: (a) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement and the proposed Business Combination contemplated thereby; (b) the inability to complete the proposed Business Combination, including due to the failure to obtain the requisite approval of the stockholders of the Company or other conditions to closing in the Merger Agreement; (c) the ability to meet the New York Stock Exchange’s listing standards following the consummation of the proposed Business Combination; (d) the risk that the proposed Business Combination disrupts current plans and operations of TradeStation or its subsidiaries as a result of the announcement and consummation of the transactions described herein; (e) the ability to recognize the anticipated benefits of the proposed Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth, maintain relationships with customers and suppliers and retain its management and key employees; (f) costs related to the proposed Business Combination; (g) changes in applicable laws or regulations, including legal or regulatory developments which could result in the need for the Company to restate its historical financial statements and cause unforeseen delays in the timing of the Business Combination and negatively impact the trading price of the Company’s securities and the attractiveness of the Business Combination to investors; (h) the possibility that TradeStation or the combined company may be adversely affected by other economic, business and/or competitive factors; and (i) other risks and uncertainties to be identified in the Registration Statement/proxy statement relating to the Business Combination, when available, and in other documents filed or to be filed with the SEC by the Company and TradeStation and available at the SEC’s website at www.sec.gov.

The Company and TradeStation caution that the foregoing list of factors is not exclusive, and caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, neither the Company nor TradeStation undertakes any obligation to update or revise its forward-looking statements to reflect events or circumstances after the date of this release, other than pursuant to applicable law.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Current Report on Form 8-K also shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the proposed Business Combination or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FINTECH ACQUISITION CORPORATION

	By:	/s/ John Schaible
Name: John Schaible
Title: Chief Executive Officer

Dated: August 2, 2022

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